SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 30, 1996

                     American Body Armor & Equipment, Inc
             (Exact name of registrant as specifed in its charter)

Florida                            0-18863                   59-2044869
State or other                     (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)

      191 Nassau Place Road, Yulee, Florida                       32097
     (Address of principal executive offices)                   (Zip code)

      Registrant's telephone number, including area code   (904) 261-4035

                    85 Nassau Place, Yulee, Florida  32097
        (Former name of former address, if changed since last report.)

ITEM 5.       OTHER EVENTS

     On April 30, 1996 American Body Armor & Equipment, Inc. (the "Company") completed a private placement (the "Transaction") of its 5% Convertible Subordinated Notes due April 30, 2001 (the "Notes") pursuant to which $11,500,000 aggregate principal amount of Notes were sold by the Company solely to accredited investors pursuant to a Convertible Subordinated
Note Purchase Agreement dated as of April 30, 1996 (the "Convertible Subordinated Note Purchase Agreement"). The following description of the Transaction, the Convertible Subordinated Note Purchase Agreement and the Notes is not intended to be complete and is qualified in its entirety by the complete texts of the form of Convertible Subordinated
Note Purchase Agreement and the form of Note set forth in Exhibits 4.1 and 4.2, respectively.

     The Notes bear interest at 5% per annum, mature five years from the date of issuance, and are subordinated to all existing and future Senior Indebtedness of the Company, as defined and as more fully set forth in the Convertible Subordinated Note Purchase Agreement. In addition, the Notes may be convertible into shares of common stock of the Company (the "Common Stock") at the option of the holder thereof at any time prior to the maturity date at a conversion price of $5.00 per share, subject to adjustment as set forth in the Convertible Subordinated Note Purchase Agreement.

     The Company may redeem the Notes at par at any time two years after issuance, or at any time after their issuance if the closing price of the Common Stock exceeds $7.50 per share for 10 consecutive trading days and the shares of Common Stock underlying the Notes have been registered under the Securities Act of 1933, as amended. In the event the Company elects to redeem the Notes, the holders of the Notes will have the option to convert the Notes into shares of the Company's Common Stock at a conversion price of $5.00 per share prior to such redemption, subject to adjustment as set forth in the Convertible Subordinated Note Purchase Agreement.

     The Company has agreed to use its best efforts to file with the Securities and Exchange Commission a registration statement for the shares of Common Stock into which the Notes are convertible by June 30, 1996.

     Burtt R. Ehrlich, a director of the Company, purchased $250,000 principal amount of Notes. Such Notes are convertible into shares of Common Stock pursuant to the terms and conditions of the Convertible Subordinated Note Purchase Agreement.

     Thomas W. Strauss, who subsequent to the completion of the Transaction became a director of the Company, purchased $200,000 principal amount of Notes. Such Notes are convertible into shares of Common Stock pursuant to the terms and conditions of the Convertible Subordinated Note Purchase Agreement.

     Richmont Capital Partners I, L.P. ("Richmont") purchased $3,000,000 principal amount of Notes. Such Notes are convertible into shares of Common Stock pursuant to the terms and conditions of the Convertible Subordinated Note Purchase Agreement. Subsequent to the completion of the Transaction, Richmont nominated Richard C. Bartlett to the Board of Directors of the Company.

     The Company intends to use the proceeds from the sale of the Notes for funding the Company's acquisition program and for general corporate purposes, including the repayment of certain outstanding indebtedness.

     On May 13, 1996, the Board of Directors of the Company (the "Board") held a meeting at which the Board amended the Amended and Restated Bylaws of the Company to provide for the appointment of two new directors, subsequent to which the Board appointed Thomas W. Strauss and Richard C. Bartlett to serve on the Board.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

EXHIBIT        DESCRIPTION

3.1 Amended and Restated Bylaws of American Body Armor & Equipment, Inc., as amended on May 13, 1996.

4.1 Form of Convertible Subordinated Note Purchase Agreement, dated as of April 30, 1996, by and among the Company and the Purchaser parties thereto.

4.2            Form of 5% Convertible Subordinated Note due April 30, 2001.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN BODY ARMOR & EQUIPMENT, INC.

                                  /s/ Jonathan M. Spiller
                                  Jonathan M. Spiller
                                  President and Chief Executive Officer

                                  Dated:  May 14, 1996

                                 EXHIBIT INDEX

The following Exhibits are filed herewith:

EXHIBIT        DESCRIPTION
- -------        -----------
3.1            Amended and Restated Bylaws of American Body Armor & Equipment,
               Inc., as amended on May 13, 1996.

4.1 Form of Convertible Subordinated Note Purchase Agreement, dated as of April 30, 1996, by and among the Company and the Purchaser parties thereto.

4.2            Form of 5% Convertible Subordinated Note due April 30, 2001.